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                                                                   Exhibit 23.01



The Board of Directors
El Paso Electric Company:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                      KPMG Peat Marwick LLP


El Paso, Texas
March 27, 1997